UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2022

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On October 3, 2022, Charles Jacobson, the Chief Financial Officer of SWK Holdings Corporation (the “Company”), notified the Company of his decision to resign, effective October 3, 2022. Mr. Jacobson resigned due to the Company's desire to dedicate a full time resource to the Chief Financial Officer role and to focus on his professional obligations to CFGI, LLC and not because of any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial or accounting operations, policies or practices.

Appointment of Chief Financial Officer

On October 3, 2022, the Company announced that its Board of Directors (the “Board”) appointed Yvette Heinrichson as Chief Financial Officer of the Company, effective October 3, 2022. Ms. Heinrichson will also serve as the Company’s principal financial officer and principal accounting officer.

Ms. Heinrichson, 48, joined the Company as Controller in January 2016 and was appointed Chief Accounting Officer in May 2020. Prior to joining the Company, she provided technical GAAP accounting, SEC financial reporting, SOX implementation and process improvement for a number of start-up and multinational public companies in industries including healthcare/bioscience, technology, real estate and manufacturing. Her experience also includes key participation in IPO and other subsequent public offerings, M&A due diligence and post-merger integration. She began her career at Deloitte LLP as a tax professional and financial statement auditor of large accelerated filers. She holds a B.S. in Business Administration from San Francisco State University, as well as the Certified Fraud Examiner (CFE) certification and is a Certified Public Accountant (CPA) registered in the state of California.

In connection with Ms. Heinrichson’s appointment as Chief Financial Officer, the Board approved the following compensation for Ms. Heinrichson: (i) an annual base salary of $300,000, (ii) an incentive cash bonus target amount of 13% of the Company’s 2022 total bonus pool and (iii) a grant of shares of restricted stock made on October 3, 2022 (the “Grant Date”), pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”), with a fair market value of $150,000 as of the Grant Date, vesting 25% on each of the first four anniversaries of the Grant Date, subject to Ms. Heinrichson’s continued employment and the terms and conditions of the Plan and the award agreements thereunder.

No family relationship exists between Ms. Heinrichson and any of the Company’s directors or executive officers. There are no arrangements or understandings between Ms. Heinrichson and any other person pursuant to which Ms. Heinrichson was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Ms. Heinrichson had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SWK HOLDINGS CORPORATION

Dated: October 6, 2022	By:	/s/ Jody Staggs
Jody Staggs
President and Interim Chief Executive Officer